ACME BRICK COMPANY 401(k) RETIREMENT & SAVINGS PLAN

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-101662 on Form S-8 of Berkshire Hathaway Inc. of our report dated June 14, 2022, relating to our audit of the financial statements and supplemental schedule of the Acme Brick Company 401(k) Retirement & Savings Plan, which appears in this Annual Report on Form 11-K of Acme Brick Company 401(k) Retirement & Savings Plan for the year ended December 31, 2021.

/s/ Freed Maxick CPAs, PC

Buffalo, New York

June 14, 2022

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